EXHIBIT 23(j)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the incorporation by reference of our report dated January 4, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A 2-72836) of General Money Market Fund, Inc.


                                        ERNST & YOUNG LLP

New York, New York
April 27, 1999